Exhibit 99.1

WRITTEN STATEMENT

PURSUANT TO 18 U.S.C. §1350

The undersigned, Nelson C. Rising, the Chief Executive Officer, of Catellus Development Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)    the Company’s annual report on Form 10-K for the year ending December 31, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 11, 2003

/S/ NELSON C. RISING

Nelson C. Rising

THIS CERTIFICATION IS PROVIDED SOLELY PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, AND IS NOT BEING FILED AS PART OF THE REPORT OR AS A SEPARATE DISCLOSURE DOCUMENT.